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                                   EXHIBIT 10

                         Subsequent Transfer Instrument




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                         SUBSEQUENT TRANSFER INSTRUMENT


     Pursuant to this Subsequent Transfer Instrument, dated October 29, 2001 (the "Instrument"), between Chase Funding, Inc., as seller (the "Depositor"), and Citibank, N.A., as trustee of the Chase Funding, Mortgage Loan Asset Backed Certificates, Series 2001-3, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, as depositor, Chase Manhattan Mortgage Corporation, as servicer, and the Trustee, as trustee, on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

     Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     Section 1. Conveyance of Subsequent Mortgage Loans.

     (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however, that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Instrument, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached hereto as Exhibit B shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

     (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Servicer as seller, to the extent of the Subsequent Mortgage Loans, a copy of which agreement is annexed hereto as Attachment G.

     (c) Additional terms of the sale are set forth on Attachment A hereto.

     Section 2. Representations and Warranties; Conditions Precedent.

     (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Sections 2.03 and 2.10 of the Pooling and Servicing Agreement are satisfied as of the date hereof with respect to the Subsequent Mortgage Loans.

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     (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

     Section 3. Recordation of Instrument.

     To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

     Section 4. Governing Law.

     This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

     Section 5. Counterparts.

     This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

     Section 6. Successors and Assigns.

     This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.


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     IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                   CHASE FUNDING, INC.

                                   By:
                                      ------------------------------------------
                                   Name: Eileen A. Lindblom
                                   Title: Vice President


                                   CITIBANK, N.A.,
                                      as Trustee for Chase Funding Mortgage
                                   Loan Asset Backed Certificates, Series 2001-3


                                   By:
                                      ------------------------------------------
                                   Name: Peter M. Pavlyshin
                                   Title: Assistant Vice President


     Chase Manhattan Mortgage Corporation hereby acknowledges that, in its capacity as Servicer under the Pooling and Servicing Agreement, it shall service the Mortgage Loans in the Mortgage Pool, including the Subsequent Mortgage Loans transferred by this instrument, all in accordance with the Pooling and Servicing Agreement.


                                   CHASE MANHATTAN MORTGAGE CORPORATION
                                   as Servicer


                                   By:
                                      -------------------------------------
                                   Name: Eileen A. Lindblom
                                   Title: Vice President


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     Attachments

     A.   Additional terms of sale.
     B.   Schedule of Subsequent Mortgage Loans.
     C.   Depositor's Officer's certificate.
     D.   Opinions of Depositor's counsel (bankruptcy, corporate).
     E.   Trustee's Certificate.
     F.   Opinion of Trustee's Counsel.
     G.   Subsequent Mortgage Loan Purchase Agreement.



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                                  ATTACHMENT A

                            ADDITIONAL TERMS OF SALE


     A.   General

          1.   Subsequent Cut-off Date: October 1, 2001
          2.   Subsequent Transfer Date: October 29, 2001
          3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date: $199,992,262.77.
          4.   Purchase Price: 100.00%

     B. The following representations and warranties with respect to each Subsequent Mortgage Loan determined as of the Subsequent Cut-off Date shall be true and correct: (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date (except with respect to 1.5% of the Subsequent Mortgage Loans, by aggregate principal balance as of the related Subsequent Cut-off Date, which may be 30 or more days delinquent but less than 60 days delinquent as of the related Cut-off Date); (ii) the stated term to maturity of the Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 95.0%; (v) the Subsequent Mortgage Loans will have as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 6 months; (vi) the Subsequent Mortgage Loan must have a first Monthly Payment due on or before December 1, 2001; and (vii) the Subsequent Mortgage Loan shall be underwritten in accordance with the criteria set forth under the section "Chase Manhattan Mortgage Corporation--Underwriting Standards" in the Prospectus Supplement.

     C. Following the purchase of the Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (including the related Subsequent Mortgage Loans) will as of the Subsequent Cut-off Date not be materially inconsistent with the Initial Mortgage Loans. Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by either Rating Agency if the inclusion of such Subsequent Mortgage Loan would adversely affect the ratings on any class of Offered Certificates.